                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
APRIL 29, 2003

                                       CONTACT: Ronald J. Domanico
                                                V.P. and Chief Financial Officer
                                                (770) 948-3101

                                CARAUSTAR REPORTS
                           FIRST QUARTER 2003 RESULTS

ATLANTA, GEORGIA - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced that revenues for the first quarter ended March 31, 2003 were $253 million, an increase of 15.5 percent from revenues of $219 million for the same quarter of 2002. Net loss for the first quarter of 2003 was $7.1 million, compared to first quarter 2002 net income of $499 thousand. Net loss per share for the first quarter 2003 was $0.26, compared to net income of $0.02 per diluted share in the first quarter of 2002. The first quarter 2003 loss was driven primarily by previously announced restructuring charges taken in the quarter of $4.3 million ($2.7 million after tax) combined with higher raw material, energy, pension, and insurance costs.

Caraustar generated $16.1 million in net cash provided by operating activities, essentially unchanged from first quarter 2002. After net working capital improvements of $10.5 million (primarily receipt of a $17 million tax refund), cash proceeds from unwinding favorable interest rate swaps of $4.3 million, and capital expenditures of $6.3 million, the company ended the first quarter of 2003 with $47 million of cash and borrowing availability of $9 million under its revolving credit facility.

In March of 2003, the company amended its debt agreements and its guarantees and debt agreements at its joint ventures to provide covenant relief due to continued difficult market conditions. In exchange for these modifications, the company's lenders required a permanent reduction in the aggregate commitments under the Caraustar revolving credit facility from $75.0 million to $47.0 million and a shortening of the facility maturity from March 29, 2005 to April 1, 2004, as well as certain other restrictions. Subsequent to March 31, 2003, the company entered into a commitment with new lenders to replace its current $47.0 million facility with a new asset based revolving line of credit in the amount of $75.0 million secured primarily by accounts receivable and inventory. The company expects to close the new facility prior to June 30, 2003.

Thomas V. Brown, president and chief executive officer of Caraustar, stated, "Included in the loss for the quarter is a combination of various non-restructuring charges associated with consolidation and business migration activities in every business group. The Industrial & Consumer Products Group is ahead of schedule in consolidating its business following the acquisition of Smurfit-Stone Container Corporation's industrial packaging operations (SSCC), which includes the recently announced closure of five tube and core facilities. Of the planned closures, the consolidation of another facility remains to be completed this summer. We had previously projected the process to take the entire year to complete. Although the more aggressive approach will lessen the overall cost and improve

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         PHONE 770 . 948 . 3101 . P. O. BOX 115 . AUSTELL, GA 30168-0115
               3100 JOE JERKINS BOULEVARD . AUSTELL, GA 30106-3227


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Caraustar Industries, Inc.
April 29, 2003
Page 2

business retention expectations, the early costs of added sales and administrative responsibilities, as well as training and qualifying expenses, represent costs in pursuit of this objective that are not permitted to be characterized as restructuring costs.

"In the Mill Group, we have shuttered the mill in the Buffalo, NY area and idled one of two paper machines in Rittman, OH. The primary costs of closing the Buffalo mill are identified as restructuring charges, but the cost of idling the Rittman machine is an operating cost, primarily an increase in SG&A costs. The shutdown of these two machines results in additional operating costs as volume and product experience are reallocated across all mills.

"In the Custom Packaging Group and in the mill Specialty Packaging Division, similar short-term business migration costs were incurred with the reconfiguration of the Ashland, OH carton plant and the consolidation of our specialty products facility in Fayetteville, NC into our Mooresville, NC plant. In both cases equipment and capabilities were transferred to optimize cost and ensure the retention of business and the satisfaction of the customer base.

"We believe this aggressive approach to plant consolidation and business integration in the first quarter was necessary to improve the probability of realizing the synergies of the SSCC acquisition in the most efficient way and to respond to the changing demands of the market. In spite of the closure or reconfiguration of 11 mills and converting plants and the related disruption of continuing operations, our business volume grew significantly. Mill volume increased to 271 thousand tons, an increase of 17 percent, or 40 thousand tons, compared to the first quarter of 2002. The acquired SSCC mills contributed an expected 30 thousand tons of the increase. Total consolidated volume increased 16 percent to 305 thousand tons, a 42 thousand ton increase during the quarter. The newly acquired SSCC tube and core plants contributed 27 thousand tons of converted volume.

"One of the more encouraging business developments for the recycled boxboard industry was a 4.7 percent quarter-over-quarter increase in volume. As important as overall market growth is the fact that volume in each of the four business segments improved between two percent and six percent. Although this growth is encouraging, it is too early to consider this volume gain a reversal of the downward trend of the last three years.

"Offsetting the volume gains for Caraustar and the industry were raw material costs and energy costs, which have increased over the comparable period last year. For Caraustar's mills, raw material costs increased $24 per ton while energy costs increased $15 per ton. Mill sales prices, which had improved in the latter half of 2002, were $18 per ton higher than the first quarter of 2002. Considering both cost increases, the net effect on variable margins was a decline of $21 per ton, or $5.7 million across the mill system."

The company incurred higher pension, insurance and other employee-related costs in the first quarter of 2003 that increased SG&A costs by approximately $3.9 million in our base system. The acquired Smurfit-Stone locations added SG&A costs of $4.6 million. A significant portion of these costs is associated with the ongoing business integration efforts and is expected to be short-term in nature.

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and

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Caraustar Industries, Inc.
April 29, 2003
Page 3

integration from raw materials to finished products. Caraustar serves the four principal recycled paperboard product markets: tubes, cores and cans; folding cartons and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.

Caraustar will be hosting a Webcast of its first quarter 2003 results beginning at 11:00 a.m. (EDT) on Tuesday, April 29, 2003. In order to listen to the Webcast of its conference call, participants can log on at http://www.firstcallevents.com/service/ajwz378785327gf12.html or http://www.caraustar.com and look for the Webcast button/icon on "Our Financials" page of the Caraustar Web site.

This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the company's expectation for closing on a new credit facility prior to June 30, 2003. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, the degree of success achieved by the company's new product initiatives, changes in government regulations, the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses (including specifically the recently acquired Smurfit-Stone industrial packaging operations) and the company's ability to service its substantial indebtedness and complete the closing of the new credit facility described above. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.

                                       ###

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                  CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 For the Three Months Ended
                                                                         March 31,
                                                                 --------------------------
                                                                    2003            2002
                                                                 ----------      ----------
                                                                        (Unaudited)
SALES                                                            $  252,902      $  218,902

COST OF SALES                                                       206,346         175,493
                                                                 ----------      ----------
         Gross profit                                                46,556          43,409

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         43,594          33,995
                                                                 ----------      ----------
         Operating income before restructuring costs                  2,962           9,414

RESTRUCTURING COSTS                                                   4,332               0
                                                                 ----------      ----------
         Operating (loss) income                                     (1,370)          9,414

OTHER (EXPENSE) INCOME:
Interest expense                                                    (10,337)         (9,302)
Interest income                                                         201             376
Gain on extinguishment of debt                                            0              87
Equity in income of unconsolidated affiliates                            20               3
Other, net                                                               98             134
                                                                 ----------      ----------
                                                                    (10,018)         (8,702)
                                                                 ----------      ----------
(LOSS) INCOME BEFORE MINORITY INTEREST
         AND INCOME TAXES                                           (11,388)            712

MINORITY INTEREST IN (INCOME) LOSSES                                     (5)             23

(BENEFIT) PROVISION FOR INCOME TAXES                                 (4,265)            236
                                                                 ----------      ----------

NET (LOSS) INCOME                                                $   (7,128)     $      499
                                                                 ==========      ==========

BASIC

NET (LOSS) INCOME PER COMMON SHARE                               $    (0.26)     $     0.02
                                                                 ==========      ==========

Weighted average number of shares outstanding                        27,911          27,857
                                                                 ==========      ==========

DILUTED

NET (LOSS) INCOME PER COMMON SHARE                               $    (0.26)     $     0.02
                                                                 ==========      ==========

Diluted weighted average number of shares outstanding                27,911          27,888
                                                                 ==========      ==========

Note: Certain prior year income statement items have been reclassified to conform with the current year presentation.

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In Thousands, Except Share Data)

                                                                                      March 31,          December 31,
                                                                                        2003                 2002
                                                                                     ----------          ------------
                                                                                               (Unaudited)
                                              ASSETS
CURRENT ASSETS:
      Cash and cash equivalents                                                      $   47,001           $   34,314
      Receivables, net of allowances                                                    109,668              106,149
      Inventories                                                                       109,699              107,644
      Refundable income taxes                                                               752               14,926
      Other current assets                                                               10,767                8,498
                                                                                     ----------           ----------
          Total current assets                                                          277,887              271,531
                                                                                     ----------           ----------

PROPERTY, PLANT AND EQUIPMENT:
      Land                                                                               14,495               14,337
      Buildings and improvements                                                        149,258              150,565
      Machinery and equipment                                                           632,050              643,863
      Furniture and fixtures                                                             14,967               14,894
                                                                                     ----------           ----------
                                                                                        810,770              823,659
      Less accumulated depreciation                                                    (373,534)            (380,264)
                                                                                     ----------           ----------
      Property, plant and equipment, net                                                437,236              443,395
                                                                                     ----------           ----------

GOODWILL, net                                                                           180,629              180,545
                                                                                     ----------           ----------

INVESTMENT IN UNCONSOLIDATED AFFILIATES                                                  51,651               52,830
                                                                                     ----------           ----------

OTHER ASSETS                                                                             35,088               36,913
                                                                                     ----------           ----------

                                                                                     $  982,491           $  985,214
                                                                                     ==========           ==========

                               LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Current maturities of debt                                                     $       70           $       70
      Accounts payable                                                                   64,435               60,027
      Accrued liabilities                                                                58,420               58,456
      Accrued pension                                                                    11,279               11,279
      Dividends payable                                                                       0                    0
                                                                                     ----------           ----------
          Total current liabilities                                                     134,204              129,832
                                                                                     ----------           ----------

SENIOR CREDIT FACILITY                                                                        0                    0
                                                                                     ----------           ----------
OTHER LONG-TERM DEBT, less current maturities                                           531,209              532,715
                                                                                     ----------           ----------
DEFERRED INCOME TAXES                                                                    59,193               60,630
                                                                                     ----------           ----------
PENSION LIABILITY                                                                        16,232               13,572
                                                                                     ----------           ----------
DEFERRED COMPENSATION                                                                     1,480                1,500
                                                                                     ----------           ----------
OTHER LIABILITIES                                                                         4,659                4,584
                                                                                     ----------           ----------
MINORITY INTEREST                                                                           705                  700
                                                                                     ----------           ----------

SHAREHOLDERS' EQUITY:
      Preferred stock, $.10 par value; 5,000,000 shares
          authorized; none issued                                                             0                    0
      Common stock, $.10 par value; 60,000,000 shares
          authorized, 27,910,819 and 27,906,674 shares
          issued and outstanding at March 31, 2003 and
          and December 31, 2002                                                           2,791                2,791
      Additional paid-in capital                                                        182,284              182,224
      Retained earnings                                                                  72,438               79,566
      Accumulated other comprehensive loss                                              (22,704)             (22,900)
                                                                                     ----------           ----------
                                                                                        234,809              241,681
                                                                                     ----------           ----------
                                                                                     $  982,491           $  985,214
                                                                                     ==========           ==========

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                                        For the Three Months Ended
                                                                                                March 31,
                                                                                     -------------------------------
                                                                                       2003                  2002
                                                                                     ----------           ----------
                                                                                                (Unaudited)
Cash provided by (used in)
       Operating activities:
             Net (loss) income                                                       $   (7,128)          $      499
             Gain from extinguishment of debt                                                 0                  (87)
             Depreciation and amortization                                                7,748               15,492
             Disposal of property, plant and equipment, net                                 294                  253
             Restructuring costs                                                          5,627                    0
             Other noncash adjustments                                                   (1,383)                 189
             Equity in income of unconsolidated affiliates,
                  net of distributions                                                      480                  997
             Changes in operating assets and liabilities                                 10,457               (1,277)
                                                                                     ----------           ----------
             Net cash provided by operating activities                                   16,095               16,066
                                                                                     ----------           ----------

       Investing activities:
             Purchases of property, plant and equipment                                  (6,290)              (5,832)
             Acquisitions of businesses, net of cash acquired                              (707)                   0
             Proceeds from disposal of fixed assets                                         134                   22
             Other, net                                                                       0                  692
                                                                                     ----------           ----------
             Net cash used in investing activities                                       (6,863)              (5,118)
                                                                                     ----------           ----------

       Financing activities:
             Proceeds from senior credit facility                                             0                    0
             Repayments of senior credit facility                                             0                    0
             Repayments of other long and short-term debt                                     0               (6,581)
             Proceeds from swap agreement unwind                                          4,264                    0
             Dividends paid                                                                   0                 (833)
             Other                                                                         (809)                (328)
                                                                                     ----------           ----------
             Net cash provided by (used in) financing activities                          3,455               (7,742)
                                                                                     ----------           ----------

       Net change in cash and cash equivalents                                           12,687                3,206
       Cash and cash equivalents at beginning of period                                  34,314               64,244
                                                                                     ----------           ----------
       Cash and cash equivalents at end of period                                    $   47,001           $   67,450
                                                                                     ==========           ==========

       Supplemental Disclosures:

             Cash payments for interest                                              $      850           $    3,167
                                                                                     ==========           ==========
             Cash payments for income taxes                                          $      237           $       22
                                                                                     ==========           ==========